Exhibit 5.1

December 18, 2013

NTN Buzztime, Inc.

Attn: Board of Directors

2231 Rutherford Road, Suite 200

Carlsbad, California, 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NTN Buzztime, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof of a registration statement on Form S-3 (the “Registration Statement ”) under the Securities Act of 1933, as amended (the “Securities Act”).

The prospectus that is a part of the Registration Statement (the “Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of: (i) shares of the Company’s common stock, $0.005 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.005 par value per share (the “Preferred Stock”); (iii) debt securities that may be senior or subordinated (collectively, the “Debt Securities”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”); and (v) units comprised of one or more of the foregoing securities in any combination (the “Units” and, together, with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $25,000,000.

The Company advised us that:

A.	The rights, preferences, privileges and restrictions of each series of Preferred Stock, if any are issued, will be set forth in a certificate of designation to be approved by the Company’s board of directors, or an authorized committee thereof, or in an amendment to the Company’s restated certificate of incorporation to be approved by the Company’s board of directors, or an authorized committee thereof, and by the Company’s stockholders, and that one or both of those documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date hereof or as an exhibit to a current report on Form 8-K to be filed after the Registration Statement has become effective, and that the particular terms of any series of Preferred Stock will be set forth in a Prospectus Supplement.

B.	The Debt Securities may be issued pursuant to an indenture between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended, and that the indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date hereof or as an exhibit to a current report on Form 8-K to be filed after the Registration Statement has become effective, and that the particular terms of any Debt Securities will be set forth in a Prospectus Supplement.

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C.	The Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent or directly issued by the Company to the purchasers thereof (in each case, the “Warrant Agreement”), and that the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date hereof or as an exhibit to a current report on Form 8-K to be filed after the Registration Statement has become effective, and that the particular terms of any series of any Warrants will be set forth in a Prospectus Supplement.

D.	The Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent or directly issued by the Company to the purchasers thereof (in each case, the “Unit Agreement”), and that the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date hereof or as an exhibit to a current report on Form 8-K to be filed after the Registration Statement has become effective, and that the particular terms of any series of Units will be set forth in a Prospectus Supplement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vi) the Prospectus and any and all Prospectus Supplement(s) required by applicable laws will have been delivered and filed as required by such laws; (vii) all Securities will be issued and sold in accordance with the terms of the related Prospectus Supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of capital stock a number sufficient to issue all Securities; (x) either (A) the stock certificates to be issued to represent the Common Stock will conform to the applicable specimen stock certificate submitted to us, and such stock certificates will be properly executed by the Company and countersigned by the transfer agent or registrar in accordance with applicable law, or (B) the Common Stock will be uncertificated in accordance with applicable law and the Company's bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated shares of Common Stock on its stock transfer books and records; (xi) either (A) the stock certificates to be issued to represent the Preferred Stock will be properly executed by the Company and countersigned by the transfer agent or registrar in accordance with applicable law, or (B) the Preferred Stock will be uncertificated in accordance with applicable law and the Company's bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated shares of Preferred Stock on its stock transfer books and records; and (xii) none of the Company’s charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Securities, will be rescinded, amended or otherwise modified prior to the issuance of the Securities, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof. We have obtained from officers of the Company a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.

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We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth below. Based upon such examination and subject to the further provisions hereof, we are of the opinion that:

1.	The shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with its terms or of any convertible Debt Securities in accordance with the terms of the indenture pursuant to which such Debt Securities are issued, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that (i) the Company’s board of directors or an authorized committee thereof has adopted resolutions that specifically authorize the issuance of such shares in exchange for consideration that such board of directors or such committee determines as adequate and in excess of the par value of the Common Stock (“Common Stock Authorizing Resolutions”), (ii) the terms of the offer, issuance and sale of such shares of Common Stock have been duly established in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (“Bylaws”), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.	The shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with the terms of the indenture pursuant to which such Debt Securities are issued, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that (i) the Company’s board of directors or an authorized committee thereof has adopted resolutions that specifically authorize the issuance of such shares in exchange for consideration that such board of directors or such committee determines as adequate and in excess of the par value of the Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s board of directors, or an authorized committee thereof, or an amendment to the Certificate of Incorporation approved by the Company’s board of directors, or an authorized committee thereof, and by the Company’s stockholders, has been duly filed with the Secretary of State of the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

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3.	The Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s board of directors or an authorized committee thereof has adopted resolutions that specifically authorize the issuance of such Debt Securities in exchange for consideration that such board of directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture pursuant to which such Debt Securities are issued conforms with applicable law, (iii) the terms of the Debt Securities and of the offer, issuance and sale of such Debt Securities have been duly established in conformity with the applicable indenture, the Certificate of Incorporation and the applicable Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and sold in the manner provided for in the applicable indenture against payment of the purchase price therefor, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.	The Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s board of directors or an authorized committee thereof has adopted resolutions that specifically authorize the issuance of such Warrants in exchange for consideration that such board of directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Agreement and the applicable Warrant Authorizing Resolutions, (iii) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Warrant Agreement and in the applicable Warrant Authorizing Resolutions, and (v) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

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5.	The Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s board of directors or an authorized committee thereof has adopted resolutions that specifically authorize the issuance of such Units in exchange for consideration that such board of directors or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units and any securities issuable upon exercise of any Warrants included in the Units are to be issued, (ii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement and the Unit Authorizing Resolutions, (iii) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the applicable Unit Agreement and the Unit Authorizing Resolutions, and (v) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

The foregoing opinions are (i) qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles; and (ii) limited to matters governed by the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the validity or enforceability of any provisions contained in any Warrant Agreement or Unit Agreement that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) any securities (other than shares of Common Stock or Preferred Stock) into which the Preferred Stock, the Debt Securities, the Warrants, and the securities comprising the Units may be convertible or exercisable. In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus.

This letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Respectfully,

/s/ Edwin Astudillo

Edwin Astudillo
ELA Corporate Law

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